FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                               September 12, 2002



Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  CHERIE  CASPER  BENNETT

                                Re: Form SB-2 registration statement filed by The KingThomason Group, Inc.

Gentlemen:

     In accordance with the provisions of Regulation S-T, the undersigned, as counsel to The KingThomason Group, Inc., the issuer, files the issuer's Form SB-2 registration statement.

     Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax
(405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                              Sincerely,

                              /s/  Thomas  J.  Kenan

                              Thomas  J.  Kenan
                              e-mail:  kenan@ftpslaw.com

Enclosure

cc:  T.E.  King  III
     Hamid  Kabani,  C.P.A.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          Commission File No.

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          The KingThomason Group, Inc.
                 (Name of small business issuer in its charter:

         Nevada                        6411                      73-1602395
------------------------       --------------------        ---------------------
(State of incorporation)       (Primary SIC number)        (IRS Employer ID No.)


    3180 Crow Canyon Place, #205, San Ramon, CA 94583 Telephone 925-905-5630
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

    3180 Crow Canyon Place, #205, San Ramon, CA 94583 Telephone 925-905-5630
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    Capitol Document Services, Inc., 202 S. Minnesota Street, Carson City, NV
                             Telephone 775-884-0490
    -------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
              Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                      201 Robert S. Kerr Avenue, Suite 1000
                            Oklahoma City, OK 73102
                             Telephone 405-235-2575

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

   Title  of                         Proposed      Proposed
  each  class                        maximum       maximum
 of  securities        Amount        offering      aggregate      Amount  of
    to  be             to  be          price       offering      registration
  registered         registered      per  unit      price            fee
 --------------    --------------    ---------     ---------     ------------

 Common  Stock         21,000(1)      $      (1)    $      (1)       $1.00(1)

(1) These shares are to be offered by one selling shareholder from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.15 and an ask price of $0.25 on September 11, 2002 on the OTC Bulletin Board. Reg. 230.457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS



                          THE KINGTHOMASON GROUP, INC.

                         21,000 Shares of Common Stock

     21,000 shares of Common Stock are being offered by one selling security holder. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holder and for the payment of its brokerage commissions.

     The selling security holder will offer the 21,000 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.



                           --------------------------
               Our Common Stock trades on the OTC Bulletin Board.
                          Its trading symbol is "KGTH".
                           --------------------------



The  purchase  of  these  shares          Neither  the  Securities and  Exchange
involves  a  high  degree  of risk.       Commission  nor  any state  securities
See "Risk Factors,"  beginning  on        commission has approved or disapproved
page  1.                                  these   securities  or  determined  if
                                          this offering  memorandum  is truthful
                                          or complete.   Any  representation  to
                                          the contrary is a criminal  offense.



                          The KingThomason Group, Inc.
                          3180 Crow Canyon Place, #205
                              San Ramon, CA 94583
                             Telephone 925-905-5630

                               September __, 2002

                                TABLE OF CONNINETS

                                                                           Page
                                                                           ----

Summary                                                                       1

Risk  Factors                                                                 1
     1.     We  have  no  history  of  profitable  operations.                1
     2.     It  is  likely  that  trading  in  our  stock  will
            be  volatile and  limited.                                        2
     3.     Our success may depend on our ability to retain key personnel.    2
     4.     Should  a  change  in  management  seem  necessary,  it  will be  difficult  for  the  non-management  shareholders
            to  do  this.                                                     2
     5.     We  do  not  intend  to  pay  dividends.                          2
     6.     We  indemnify  most  acts  of  our  officers  and  directors.     2

Use  of  Proceeds                                                             2

Determination  of  Offering  Price                                            3

The  Selling Security Holder                                                  3

Plan  of  Distribution                                                        3

Legal  Proceedings                                                            4

Directors,  Executive  Officers,  Promoters  and  Control  Persons            4

Security  Ownership  of  Certain  Beneficial  Owners  and  Management         9

Description  of  Securities                                                  10
     Common  Stock                                                           10
          Voting  Rights                                                     10
          Dividend  Rights                                                   10
          Liquidation  Rights                                                10
          Preemptive  Rights                                                 10
          Registrar and Transfer Agent                                       10
          Dissenters'  Rights                                                10
     Preferred  Stock                                                        10

Interest  of Named Experts and Counsel                                       11

Indemnification                                                              11

Description  of  Business                                                    12

     Business  Development                                                   12
     Our  Business                                                           12
          Revenue  by  Sectors                                               15
          Distribution  Methods                                              15
          Dependence  on Major Customers or Suppliers                        16
          Patents,  Trademarks and Licenses                                  16
          Government  Approval  of  Principal  Products  or  Services        16
          Government  Regulations                                            16
          Research  and  Development                                         17
          Environmental  Laws                                                17
          Employees                                                          17
          Seasonality                                                        17

Management's  Discussion  and Analysis                                       17
     Overview                                                                17
     Results  of  Operations                                                 18
     Sales                                                                   18
     Operating  Expenses                                                     19
     Net  Income  (Loss)                                                     19
     Liquidity  and  Capital Resources                                       19

Description  of  Properties                                                  21

Certain  Relationships  and  Related  Transactions                           21
     Transactions  with Promoters                                            21
     KingThomason's Transactions with Management                             22

Market  for  Common  Equity  and  Related  Stockholder  Matters              23
     Holders                                                                 23
     Dividends                                                               23

Penny  Stock  Regulations                                                    23

Executive  Compensation                                                      25
     Stock  Options                                                          25
     Directors                                                               25
     Employment  Contracts                                                   25

Changes  in  and  Disagreements  with  Accountants  on  Accounting
and  Financial  Disclosure                                                   25

Reports  to Security Holders                                                 26

Legal  Matters                                                               26

Financial  Statements                                                        26

                                    SUMMARY

     The Company. Our company, The KingThomason Group, Inc., creates, develops and markets high-margin, proprietary, insurance and financial service products for underdeveloped niche markets. A significant portion of our available resources are presently allocated to bringing to market -

     -  our  Basic  Major  Medical  Plan  and

     -  our  Medical  Accounts  Receivable  Credit  Card  Program.

We have agreements with two physicians' associations to market our Medical Accounts Receivable Credit Card Program to their doctors. The associations are -


     - Los Angeles Foundation for Medical Care (through its agent, Cal-Centurion Management Insurance Services), an organization with 9,000 physician members and 80 hospital members, whose members currently have approximately $1.4 billion in outstanding accounts receivable of which approximately 75 percent are less than one year old, and

     - The IPA Association of America, an organization with approximately 330,000 physician members.

        We  have  directed  our  efforts  since  our  founding  in  1998:

        -  to  organizing  and  financing  our  company,

        -  to  developing  our  insurance  and  financial services products, and

        - to entering into agreements with other companies or associations that we believe will assist us in marketing our products.


                                  RISK FACTORS

     The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

     1.   We  have  no  history  of  profitable  operations.
          --------------------------------------------------

          Our company is a development stage corporation. It was organized in 1998 and is not today operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

     2.   It is likely that trading in our stock will be volatile and limited.
          --------------------------------------------------------------------

          Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

     3.   Our  success  may  depend  on  our  ability to retain key personnel.
          --------------------------------------------------------------------

          We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are T.E. King III, president and chief financial officer; Hume A. "Tom" Thomason, corporate secretary and a director; Ralph Mele, chief operating officer; and Richard Michel, a director of our KingThomason Credit Cards Services, Inc., subsidiary. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

     4.   Should  a  change in management  seem  necessary, it will be difficult
          ----------------------------------------------------------------------
for  the  non-management  shareholders  to  do  this.
-----------------------------------------------------

          The company's officers and directors and their affiliates own approximately 77.6 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

     5.   We  do  not  intend  to  pay  dividends.
          ----------------------------------------

          For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

     6.   We  indemnify  most  acts  of  our  officers  and  directors.
          -------------------------------------------------------------

          Pursuant to the Nevada Business Corporation Act, under most circumstances the company's officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company's business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

                                USE OF PROCEEDS

     All proceeds from the sale of the 21,000 shares of common stock offered herein will go to the selling security holder for its use after the payment of any brokerage commissions.

                        DETERMINATION OF OFFERING PRICE

     The selling security holder proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

                          THE SELLING SECURITY HOLDER

     There  is  one  selling  security  holder  of  the  21,000 shares of common stock of The KingThomason Group offered hereby. It has had no position, office or material relationship within the past three years with The KingThomason Group or any of its predecessors or affiliates other than the family relationships noted below. The amount of shares of common stock of KingThomason owned by the selling security holder before the offering, the amount to be offered for the security holder's account, and the amount and percentage of the outstanding shares of common stock to be owned after the offering is complete is set forth below.

                              Amount  of  Common  Stock
                                              Owned  After   % of Class to be
    Selling               Shares     Shares     Offering    Owned After Offering
Security  Holder        Owned Now   Offered    Is Complete      Is Complete
----------------        ---------   --------  ------------  --------------------
TheStockbroker.com        21,000    21,000            0                0
        0
-----------------------


                              PLAN OF DISTRIBUTION

     The selling security holder may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The selling security holder and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     With respect to the plan of distribution for the sale by the selling security holder as stated above,

     - if the securities are sold in block transactions and the purchasers wish to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

     - if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

     The company has been advised that the selling security holder understands the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                LEGAL PROCEEDINGS

     Neither KingThomason nor any of its property is the subject of any pending or threanineed judicial proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the company and a description of the business experience of each.

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of the KingThomason Group and of its subsidiaries and a description of the business experience of each.

            The KingThomason Group, Inc. (the Nevada holding company)
                -----------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King, III, 35          President,                   7-00            12-02
                            Chief Financial Officer      7-00            12-02
                              and Director               7-00            12-02

Hume A. "Tom" Thomason, 59  Secretary and                7-00            12-02
                            Director                     7-00            12-02

Ralph Mele, 62              Chief Operating Officer      1-02            12-02

                        KingThomason, Inc. (California)
                        -------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 35           President,                   9-98            12-02
                            Chief Financial Officer,     9-98            12-02
                            Secretary and                9-98            12-02
                            Director                     9-98            12-02

Hume A. "Tom" Thomason, 59  Director                     9-98            12-02


                      KingThomason Financial Services, Inc.
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King, III, 35          President,                   1-02            12-02
                            Chief Financial Officer,     4-99            12-02
                            Secretary and                4-99            12-02
                            Director                     4-99            12-02

Hume A. "Tom" Thomason, 59  Director                     4-99            12-02


                       KingThomason Asset Management, Inc.
                       -----------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King, III, 35          President,                   1-02             12-02
                            Chief Financial Officer,     1-00             12-02
                            Secretary and                1-00             12-02
                            Director                     1-00             12-02

Hume A. "Tom" Thomason, 59  Director                     1-00             12-02

                    KingThomason Credit Cards Services, Inc.
                    ----------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 59  Director                     1-00            12-02

T.E. King, III, 35          President,                   1-00            12-02
                            Chief Financial Officer,     1-00            12-02
                            Secretary and                1-00            12-02
                            Director                     1-00            12-02

Richard Michel, 62          Director                     1-00            12-02


                     KingThomason Insurance Marketing, Inc.
                     --------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 59  President,                   6-01            12-02
                            Director                     1-00            12-02

T.E. King III, 35           Chief Financial Officer,     1-00            12-02
                            Secretary and                1-00            12-02
                            Director                     1-00            12-02


                       KingThomason Investment Card, Inc.
                     --------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 35           President,                   1-00            12-02
                            Chief Financial Officer,     1-00            12-02
                            Secretary and                1-00            12-02
                            Director                     1-00            12-02

Hume A. "Tom" Thomason, 59  Director                     1-00            12-02


                  KingThomason National Limousine Program, Inc.
                  ---------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 59  President, Director          8-00            12-02

T.E. King III, 35           Chief Financial Officer,     8-00            12-02
                            Secretary and                8-00            12-02
                            Director                     8-00            12-02

                         KingThomason Franchising, Inc.
                         ------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 59  Director                     8-00            12-02

T.E. King III, 35           President,                   8-00            12-02
                            Chief Financial Officer,     8-00            12-02
                            Secretary and                8-00            12-02
                            Director                     8-00            12-02


                       KingThomason Insurance Company, Inc.
                       ------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 59          President, Director         8-00            12-02

T.E. King III, 35            Chief Financial Officer,
                             Secretary and Director      8-00            12-02



                     KingThomason Independent Mortgage, Inc.
                     ---------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 59          President, Director         8-00            12-02

T.E. King III, 35            Chief Financial Officer,
                             Secretary and Director      8-00            12-02


     Business  Experience:

     T.E. "Tim" King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

     Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 19-65 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and extended examination courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.

     Ralph  Mele.  Mr.  Mele  has  29  years  of executive and senior management experience. He has specialized in high-tech companies. His expertise is in recruiting and developing strong management teams in sales, marketing, engineering, and technical support. He was one of the founders of ZANTAZ, Inc., formed in 1998, and served as its president and CEO from 1998 until January
2002. Zantaz is located in Pleasanton, CA and is in the business of secure data warehousing and storage for large companies. From 1996 until 1998 he was the president and COO of Zapex Technologies, Inc. Zapex is located in Mountain View, CA and is in the business of video compression and encoding systems for multi-media production. He earlier served as the senior executive vice president of worldwide sales and service of MasPar Computer Corporation, as senior vice president of North American operations of Silicon Graphics, and as Eastern Region area manager of Hewlett-Packard Corporation. He holds a bachelor of science in electrical engineering degree from the University of Michigan. In February 2002 he joined KingThomason as COO, Mr. Mele currently devotes 50 percent of his time to the business of KingThomason and will shortly be devoting 100% of his time to the business of KingThomason.

     Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 50 percent of his time to the business of KingThomason.

     No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

     -  bankruptcy,

     - criminal proceedings (excluding traffic violations and other minor offenses), or

     - proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

     - Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows information as of September 6, 2002 with respect to each beneficial owner of more than 5 percent of each class of voting stock of the company and to each of the officers and directors of the company individually and as a group:

                                                    No. of Shares     % of Class
                                                    -------------     ----------
T.E.  King  III                                        5,668,464           37.5
3180  Crow  Canyon  Place,  Suite  205
San  Ramon,  CA  94583

Hume  A.  ("Tom")  Thomason                            5,593,463           37.0
3180  Crow  Canyon  Place,  Suite  205
San  Ramon,  CA  94583

Ralph  Mele                                                    0              -
1145  Pinetto  Place
Pleasanton,  CA  94566

Richard  Michel                                          131,062            0.9
1275-4  Sea  Cliff  Court
Ventura,  CA  93003

Officers and Directors as a Group (5 persons)          11,874,705          78.5

                            DESCRIPTION OF SECURITIES

     The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently outstanding 15,021,000 shares of Common Stock are fully paid and non assessable.

Common  Stock
-------------

     Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

     Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

     Registrar and Transfer Agent. The company's registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

     Dissenters' Rights. Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

Preferred  Stock
----------------

     The  company  is  also  authorized  to issue 10 million shares of Preferred
Stock,  $0.001  par  value.  No  shares  of  Preferred  Stock  have been issued.

     The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan is attributed the ownership of 135,548 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 71,019 of these 135,548 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the 71,019 shares owned of record by such trust, which were acquired by the trust in a distribution of shares, pro rata, to the shareholders of SuperCorp Inc. in 2001. Mr. Kenan received 14,529 shares of common stock of the company in this same distribution of shares to the shareholders of SuperCorp in 2001. Mr. Kenan is a director and the corporate secretary of SuperCorp. Mr. Kenan received 50,000 shares of common stock of KingThomason in exchange for $20,000 worth of legal services he performed for KingThomason in 2000 and 2001.

                                INDEMNIFICATION

     Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threanineed to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With   respect  to   any  criminal   action  or   proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the exninet any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, KingThomason may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Business  Development.
----------------------

     The KingThomason Group, Inc. was incorporated in Nevada on November 8, 2000. On December 7, 2001 it was the surviving corporation in a merger between it and KingThomason, Inc., which was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders of KingThomason, Inc. operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.} On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which thereby owned 100 percent of the equity in each of its nine subsidiaries. The Subchapter S status of all the corporations in the group was terminated, and on December 7, 2001, the merger between The KingThomason Group, Inc. and KingThomason, Inc. was effected. The historical financial statements of the post-merger company are those of KingThomason, Inc.

Our  Business.
--------------

     We specialize in creating, developing, and marketing, across our six divisions, high margin, proprietary, insurance and financial service products for underdeveloped niche markets. Our proprietary insurance and financial services products accounted for 40 percent of 1999 net revenues, 50 percent of 2000's and 60 percent of 2001's, years principally devoted to research and product development. As our medical accounts receivable credit card, our limited major medical plan, our PEO group medical plan and our banking and financial centers programs come on stream, our proprietary products should exceed 90 percent of 2004's net revenues.

     Founded in 1998, KingThomason has no debt and has been profitable since inception. Our insurance operations (excluding the sale of non-proprietary, old-line insurance products such as auto, homeowner and property and casualty insurance where we function as a traditional insurance broker) actually operate as a "virtual" insurance company as we are not involved in the adjudication of claims or issuance of policies. Of significant importance, we assume no insurance underwriting risk. This is made possible through reinsurance treaties. It is affordable because of higher profit margins on our proprietary insurance products. Further, because of our unusual corporate structure, we do not require the traditional large staff and physical facility normally associated with large insurance operations. We can still grow at high rates while recording significantly higher-than-industry profit margins.

     Last December we contracted with IBM's e-business Global Services Solutions to provide us an enterprise-wide, e-business infrastructure.

     The following is a brief description of our six operating or soon-to-be operating divisions:

     1.   KingThomason  Credit  Card  Services

          This is a medical accounts receivable credit card program that contracts with physicians and hospitals to convert their outstanding accounts receivable into performing credit card assets. These assets, once "seasoned" as performing credit cards (a 12-month period), can be readily sold in liquid asset backed securities markets at par. KingThomason retains 35 percent of the proceeds from the sale of the assets, with 65 percent being paid to the physicians or hospitals. Our first contract, with the Los Angeles Foundation for Medical Care, which has 9,000 physician members and 80 hospital members, provides us with a total available market of $1.4 billion in outstanding accounts receivable. We anticipate a 15 percent conversion rate. The program offers a solution that will recover a higher percentage of accounts receivable than traditional collection agencies. It costs the physicians less and is expected to repatriate the patients with their physicians. Our second contract is with The IPA Association of America, an association with approximately 330,000 physician members.

     2.   KingThomason  Basic  Major  Medical  Plan

          This program provides a basic major medical plan to an underserved market of uninsured or underinsured people. It is affordable to a huge market that can't pay for all-inclusive medical insurance but needs more protection than a hospital-only plan with minimal coverage. With $1,000,000 in coverage, the plan offers an affordable alternative to little or no medical insurance. The plan features a simplified issue application, is easy for an agent to sell, pays a high commission and costs only fifty percent of an all-inclusive medical insurance plan. The LMMP will be underwritten by Zurich Financial Services Group's Empire Fire and Marine Insurance, A+ rated by A.M. Best, the insurance industry's premier rating company.

     3.   KingThomason  PEO/Group  Medical  Plan

          This group medical plan is the culmination of a Strategic Marketing Agreement assembled by KingThomason Group to address the large and growing void of group medical insurance for Professional Employer Organizations (PEO). In many states PEOs represent over 20 percent of the workforce. This unique
opportunity   required  the  assemblage  of   a  special  group   of  actuaries,
underwriters  and  insurance  companies  to  create group medical plans that are
underwritten  specifically   for  each  PEO.    The division  is  receiving  an
unprecedented number of requests for coverage, as many traditional insurers are leaving the PEO market, many PEOs are losing their coverage, there are few insurers writing this type of business, and the brokers are given a non-circumvent guarantee with their clients.

          Our Dental Program offers three separate choices of dental plans that will be added to the Basic Medical Plan and the PEO/Group Plans. They provide individuals and employers the option of prepaid dental services as well as an insured dental plan and a PPO plan.

     4.   KingThomason  Financial  Services

          This division is a full-service, financial securities brokerage firm. It clears trades through Pershing & Co., a NYSE member firm, is a National Association of Securities Dealers (NASD) member, as well as being SIPC insured. Our sales offices are located in San Ramon, Los Angeles and Sacramento. The asset management division offers individualized asset management to our larger clients and is forming its own family of proprietary indexed and blend mutual funds. They are designed to help capture the market niche that has developed as brokers are losing more and more business to Index funds.

     5.   KingThomason  Cash  Security  Retirement  Program  (CSRP)

          The CSRP is an affordable, easy to understand, tax qualified, mass-market retirement plan, with returns tied to the S&P 500 Index. With contributions as low as $2.00 a day, the issuing insurance company guarantees the client's principal investment as well as gains. It applies gains to the account as the market grows while protecting the investment against loss. With approximately 87 percent of American workers having only Social Security to rely on for retirement, and only 17 percent of employers providing retirement plans, CSRP is filling a large and growing need for individuals to own their own private retirement plan. This plan is being sold through large associations, employer groups and affinity organizations.

     6.   The  KingThomason  Banking  &  Financial  Centers

          We anticipate opening franchised KingThomason Financial Centers that will offer clients a complete range of all our financial and insurance services and products at one location. Our goal is for KingThomason Financial Centers to eventually be in retail centers across the country and provide the franchisee the ability and delivery systems to be an expert in all of our 32 individual financial or insurance services and products. Each franchise will have access to industry and product specific expertise for the entire range of KingThomason Group's interrelated products, giving the franchisee the ability to be a specialist in a broad range of "cutting edge" products and services. The Financial Centers offer the franchise owner the ability to own a bank branch, offer the entire line of KingThomason Group banking, insurance, securities and estate planning products, sell 200 percent to 500 percent more product than a traditional broker, have direct ownership in the business and the franchise's book of business, offer higher commission rates on sales, and always have the cutting edge technology to sell, communicate, and service the clients.

     We design and offer diversified products created to occupy neglected niches in the insurance and financial products markets.

     We use the Internet for marketing, communication and informative purposes. Products are not sold over the Internet; rather, the Internet presence is to provide general information as well as up-to-date account or product information for current and future clients. We may streamline the sale and distribution of insurance and financial products, but we provide close, personal interaction with our clients.

     We often function as a manager of financial and insurance programs and products. We incorporate, into programs or products that we build, insurance and financial product components from other insurance and financial services companies. We then produce marketing materials and market the products, but we do not assume responsibility for underwriting losses, paying claims, writing policies or extension of credit - those remain with the companies whose insurance or financial components we have incorporated into our own products.

     Our Medical Accounts Receivable Credit Card Program, for instance, employs two financial products -

          -  issuance  of a private labeled, multi-purpose Visa Credit Card, and

          - the sale of performing credit card assets at par value in the asset backed securities market.

Revenue by Sectors. Our revenues from each of our subsidiaries during 1999, 2000 and 2001 are as follows:

                                               1999         2000         2001
                                             --------     --------     --------
KingThomason, Inc.                           $184,431     $247,007     $103,200
KingThomason Financial Services              $126,443     $277,176      $85,715
KingThomason Insurance Marketing                    0            0            0
KingThomason National Limousine Program             0            0            0
KingThomason Credit Card Services                   0            0            0
KingThomason Franchising                            0            0            0
KingThomason Insurance Company                      0            0            0
KingThomason Independent Mortgage                   0            0            0
KingThomason Asset Management                       0            0            0
KingThomason Investment Card                        0            0            0

Distribution  Methods.
----------------------

     We distribute, or in some instances plan to distribute, our products through existing broker networks and our own agents. We distribute our insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur
J.  Gallagher  &  Co.

     Our subsidiary, KingThomason Financial Services, clears all our securities business through National Planning Corporation, a registered broker-dealer firm located in Santa Monica, California. All of KingThomason Financial Services' employees conducting securities business are licensed registered representatives of National Planning Corporation. KingThomason Financial Services receives its commission income directly from National Planning Corporation.

     Our agents are independent contractors and sell and promote all of our products and services.

     The KingThomason Financial Centers will provide a large distribution channel for all of the products offered by the KingThomason Group.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     We  are  not  dependent  on  one  or  a  few  customers.

     The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson Pilot's. Jefferson Pilot may change or modify the agreement with proper notification to us. Either party may terminate the agreement by written notification of termination.

     Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents,  Trademarks  and  Licenses.
------------------------------------

     We neither own nor have applied for any patents or trademarks. We do not license any of the products we sell that are owned by other companies.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     Because other companies provide the actual insurance that we incorporate into the products we sell, we are only required to be approved as an Agent in Good Standing by the insurance commissions where we sell these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state.

Government  Regulations.
------------------------

     The annuities we offer are underwritten by other companies. Any annuities or other estate planning products we offer must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research  and  Development.
---------------------------

     We have spent approximately $250,000 over the last three years in research and development activities with regard to our products. None of this has been borne by our customers.

Environmental  Laws.
--------------------

     We have no direct costs with regard to complying with environmental laws and regulations.

Employees.
----------

     At present we have 10 employees. All other agents, service providers and affiliates in our organization are "independent contractors" or consultants.

Seasonality.
------------

     There  is  no  seasonal  aspect  to  our  business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Overview.
     ---------

     The company had no business until it merged on December 7, 2001 with KingThomason, Inc. The financial statements included herein (see "Financial Statements") and the references below to the company's business operations refer also to KingThomason, Inc.'s financial statements and business operations before the merger, to which the company succeeded upon its merger with KingThomason, Inc.

     Results  of  operations.
     ------------------------

     The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2000 and December 31, 2001:

                                                     Fiscal Year Ended
                                                  12-31-2000     12-31-2001
                                                  ----------     ----------
Sales                                                100%           100%

Operating  expenses                                   99%           314%
                                                     ---            ---
Income  from  operations                               1%          (214)%

Non-operating  income                                  2%            14%
                                                     ---            ---

Net  income  (loss)  before  taxes                     3%          (200)%
Net  income  (loss)  after  taxes                      3%          (202)%


     Sales.
     ------

     Sales of $524,183 for fiscal year 2000 decreased by 64 percent to fiscal 2001's sales of $188,915. Revenue from commissions on securities transactions in fiscal 2000 decreased by $206,952 - a 70 percent decrease - to fiscal year 2001 revenue of $85,715 from this business segment. Revenue from insurance commissions in fiscal 2000 decreased by $128,316 - a 55 percent decrease - to fiscal year 2001 revenue of $103,200 from this business segment. These decreases were due primarily to a general slowdown in the economy, investment activity and stock markets. As the economy slowed in the first and second quarter of 2001, new investments, and the revenues generated from them, slowed accordingly. Revenues generated from assets-under-management decreased in 2001, as they are based on a percentage of the current values of the clients' accounts which, on average, are down from the same period a year ago. Similarly, insurance commission revenues are off from the same period a year ago. Most insurance revenue generated by us comes from retirement and estate planning. The slowdown in the economy and the stock markets has led to a decrease in retirement plan contributions and estate planning activity.



          Results  of  Operations - First Half of 2002 Compared to First Half of
          ----------------------------------------------------------------------
          2001
          ----

     KingThomason's revenues for the first half of 2002 were far below those of the first half of 2001 - $17,483 in the first half of 2002 compared to $113,970 in the first half of 2001. The reasons for the decrease in revenues were two-fold - the general slowing of the economy and the effect it has had on the financial services industry. Secondly, a significant portion of our available resources were allocated to bringing the Basic Major Medical Plan and the Medical Accounts Receivable Credit Card Program to market, neither of which is expected to be affected by the condition of the overall economy.

     Operating  expenses.
     --------------------

     Operating expenses increased from $517,612 in fiscal 2000 to $594,090 in fiscal 2001, or 15 percent. This 15 percent increase occurred at a time of a decline in sales of 64 percent. This increase is attributed primarily to our continued research and development efforts, primarily those attributable to the Medical Accounts Receivable Credit Card Program and the Basic Major Medical Policy.


          Results  of  Operations - First Half of 2002 Compared to First Half of
          ----------------------------------------------------------------------

          2001
          ----

     Operating expenses dropped 58.4 percent during the first half of 2002 as compared with the first half of 2001. Operating expenses decreased by $227,167 from $388,709 in the first half of 2001 to $161,542 in the first half of 2002.


     Net  income  (loss).
     --------------------

     Our net income of $17,445 in fiscal 2000 plummeted to a net loss of $381,426 in fiscal 2001. This decrease is attributed to a slowing economy coupled with increased expenses associated with our development of our planned products. We have scaled back our product development pace in order to maintain a prudent cash position in response to the decrease in revenues in 2001.


          Results  of  Operations - First Half of 2002 Compared to First Half of
          ----------------------------------------------------------------------
          2001
          ----

     KingThomason had a net loss of $154,320 for the first half of 2002, down from a net loss of $281,376 for the first half of 2001, a $127,056 reduction or a 45.2 percent decrease. We covered the loss with loans of $13,456, sales of stock of $68,900 and an increase in accrued expenses of $36,623.



     Liquidity  and  Capital  Resources.
     -----------------------------------

     Current assets of $84,371 on December 31, 2001, compares unfavorably with current liabilities of $169,793 at that time, an unfavorable current ratio of ..50. We are barely liquid with $45,602 cash on hand and $38,769 in commissions receivable at fiscal 2001 year-end and current liabilities of $72,203 owed to unrelated parties. However, we had negative amounts of operating cash flows during both 2001 and 2000. We have been able to maintain liquidity only by selling stock - $219,522 in 2000 - and $25,000 in early 2001 and $40,000 after the merger with KingThomason, Inc. became effective in December 2001. The $97,590 in current liabilities owed to related parties is attributable to four promissory notes, the principal amounts of which are as follows:

Lender                   Relationship to KingThomason  Principal Amount  Interest Rate  Maturity Date
-----------------------------------------------------------------------------------------------------
T.E. King, III           President and Director            $  6,042            6%          05-31-03

Hume A. "Tom" Thomason   Secretary  and  Director          $  3,543            6%          05-31-03

Lloyd Hartzler           Grandfather of T.E. King III      $ 49,000           10%          05-01-03

Jeff  Thomason           Son of Hume A. Tom Thomason       $ 39,000           10%          07-01-03

It is believed that none of the four above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2002 through the sale of stock.

          Results  of  Operations - First Half of 2002 Compared to First Half of
          ----------------------------------------------------------------------
          2001
          ----

          The Company's cash balance was $14,618 as of June 30, 2002 as compared to $45,602 on December 31, 2001. Net cash used in operating activities was $113,340 as compared to net cash used of $ 131,800 in the corresponding period last year. The net cash use was mainly due to a net loss of $154,320 for the first half of 2002. Net cash provided by financing activities amounted to $82,356 as compared to $20,946 provided in the corresponding period last year. The increase was mainly due to receipt of cash for shares to be issued amounting to $68,900 in the six months ended June 30, 2002. Net decrease in cash and cash equivalents for the six-month period ended June 30, 2002 was $30,984 as compared to a net decrease of $112,035 in the corresponding period last year. Cash and cash equivalents were $14,618 on June 30, 2002 as compared to $72,014 on June 30, 2001.


     KingThomason's future results of operations and the other forward-looking statements contained in this Prospectus, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

                            DESCRIPTION OF PROPERTIES

     We own no plants or manufacturing equipment, only office furniture, computers and related equipment.

     We have a five-year lease on our office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions  With  Promoters
-----------------------------

     Our company, The KingThomason Group, Inc. ("the Group") was organized by SuperCorp Inc., an Oklahoma corporation, for the purpose of merging it with KingThomason, Inc. ("KingThomason"), an operating company. SuperCorp bought 1,312,500 shares of the Group at $0.001 a share for the purpose of registering them for SuperCorp's distribution ("Spinoff") of them to its 600 SuperCorp shareholders. An additional 375,000 shares of common stock of the company were purchased at $0.001 a share by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

     In  August  2000 the president of KingThomason, T.E. King III, asked Thomas
J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason in exchange for $20,000 of his legal services.

     Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each received spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who received benefits from the transaction not received by other SuperCorp stockholders.

     There  are other persons that may be deemed to be "promoters" or "insiders"
- the officers and other directors of SuperCorp, which persons received shares of The Group pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions. The identities of all the insiders and promoters, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

                                                          Shares Owned Before the Merger
                                                          ------------------------------
                                                                                              Shares
                                                                                          Received in the
Insider or Promoter      Position with SuperCorp            The Group     KingThomason        Spinoff
-------------------      -----------------------            ---------     ------------    ---------------
T.E.  King  II      Director  of  SuperCorp                   375,000             0           85,284
Thomas  J.  Kenan   Director  and  Secretary  of  SuperCorp         0        50,000           85,284(1)
John E. Adams       Director and President of SuperCorp             0             0           85,284
George W. Cole      Director of SuperCorp                           0             0           87,303
Ronald Wallace      Director of SuperCorp                           0             0           85,284

(1) Of these 85,548 shares, 71,019 were acquired by the Marilyn C. Kenan Trust, which is under the control of Mr. Kenan's spouse. Mr. Kenan disavows any beneficial interest in such 71,019 shares.

     None of the persons listed in the table above as an insider or promoter has been, in the last five years -

     - the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

     - convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

     - subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

     - found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

KingThomason's  Transactions  with  Management.  In  1999  KingThomason borrowed
----------------------------------------------
$97,585 for operating capital from two officers and directors of the company and from two family members of such persons. The details of the transactions are set forth above in "Management's Discussion and Analysis - Liquidity and Capital Resources."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     KingThomason 's Common Stock presently trades on the OTC Bulletin Board, having been added to the OTC Bulletin Board on March 11, 2002. The high and low bid and asked prices, as reported by the OTC Bulletin Board, are as follows for the first two quarters of 2002. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                            High           Low
                                            ----           ---
     2002:
     1st  Qtr                               $1.50          $0.80
     2nd  Qtr                               $1.01          $0.20

     Holders.  Based  on information provided by our transfer agent, the company
     --------
had  555  shareholders  of  record  of  its  common stock on September 10, 2002.


     Dividends.  The  company  has  declared  no  dividends on its Common Stock.
     ---------
There are no restrictions that would or are likely to limit the ability of the company to pay dividends on its Common Stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion  of  its  business.

                            PENNY STOCK REGULATIONS

     There is no way to predict a price range within which the company's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, the company's common stock, initially at least, would be subject to the rules governing "penny stocks."

     A  "penny  stock"  is  any  stock  that:

-     sells  for  less  than  $5  a  share,

- is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

- is not a stock of a "substantial issuer." The company is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

     There  are  statutes  and   regulations  of  the  Securities  and  Exchange
Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The  above   exercise  delays   a  proposed  transaction.  It  causes  many
broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     -  transactions  not  recommended  by  the  broker-dealer,

     -  sales  to  institutional  accredited  investors,

     - sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     - transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

          The  Penny  Stock  Disclosure  Rule
          -----------------------------------

     Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     The company's shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                             EXECUTIVE COMPENSATION

     No executive officer of the company has received total compensation in any of the last three years that exceeds $100,000. The table below sets forth all compensation awarded to, earned by, or paid to T. E. King III, the chief executive officer of the company during each of the last three years:

                                                      Long  Term  Compensation
                                                      ------------------------
                                              Awards
                                              ------
    Annual  Compensation                            Securities
    --------------------                            ----------
                                                    Underlying         Payouts
                                                    ----------         --------
                        Other Annual  Restricted    Options/ LTIP           All  Other
                        ------------  ----------    -------------           ----------
Year  Salary    Bonus   Compensation  Stock Awards  SARS           Payouts  Compensation
----  ------    -----   ------------  ------------  ----           -------  ------------
2001  $32,000        0            0             0             0         0            0
2000  $34,500        0            0             0             0         0            0
1999  $18,000  $16,000            0             0             0         0            0



     Stock  Options.  We  have  adopted  a  1998  Stock  Option  Plan, the major
     --------------
provisions  of  which  Plan  are  as  follows:

     Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted 332,000 options to non-management employees exercisable over the next five years.

     Directors.  There  are  no  arrangements pursuant to which directors of the
     ---------
company  are  compensated  for  their  services  as  a  director.

     Employment  Contracts.  The  company  has  no employment contracts with any
     ---------------------
person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person's employment with the company or its subsidiaries or from a change in control of the company or a change in a person's responsibilities following a change in control of the company.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective on December 12, 2001 the principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned as the Registrant's independent accountant. The reports of Hogan & Slovacek on financial statements of the

Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope or accounting principles during the past two years or the interim period to December 12, 2001.

     During the past two years or interim periods prior to December 12, 2001, there were no disagreements between the Company and Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     On December 12, 2001 the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to December 12, 2001 neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application or accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

     The decision to change accountants was recommended and approved by the board of directors.

                          REPORTS TO SECURITY HOLDERS

     We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. KingThomason is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                  LEGAL MATTERS

     Thomas J. Kenan, Esq. of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer and sale of the shares offered herein.

                              FINANCIAL STATEMENTS

                                                                           Page
     The  KingThomason  Group,  Inc.  and  Subsidiaries:
     Independent  Auditors'  Report  dated  January  29,  2002              F-1
     Independent  Auditors'  Report  dated  March  29,  2001                F-2
     Consolidated  Balance  Sheet  December  31,  2001                      F-3
     Consolidated  Statements  of  Operations  for  the  Years  Ended
          December  31,  2001  and  2000                                    F-4
     Consolidated Statement of Stockholders' Equity (Deficit) for the
          Year  Ended  December  31,  2001  and  2000                       F-5

     Consolidated  Statements  of  Cash  Flows  for  the  Year
          Ended  December  31,  2001  and  2000                             F-6
     Notes  to  Consolidated  Financial  Statements                         F-7

     Consolidated  Balance  Sheet  June  30,  2002  (Unaudited)            F-17
     Consolidated Statements of Operations for the Six Months Ended
          June 30, 2002 and 2001 (Unaudited)                               F-18
     Consolidated Statements of Cash Flows for the Six Months Ended
          June 30, 2002 and 2001 (Unaudited)                               F-19
     Notes  to  Unaudited  Consolidated  Financial  Statements             F-20

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Stockholders  and  Board  of  Directors
The  KingThomason  Group,  Inc.

We have audited the accompanying consolidated balance sheet of The KingThomason Group, Inc, a Nevada Corporation and subsidiaries (the "Company") as of December 31, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The KingThomason
Group, Inc and subsidiaries as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of 410,787 and excess of total liabilities over total assets of $78,370 on December 31, 2001. These factors as discussed in Note 13 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Kabani  &  Company,  Inc.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
January  29,  2002

                          INDEPENDENT AUDITORS' REPORT


To  the  Stockholders  and  Board  of  Directors
KingThomason,  Inc.:

     We have audited the accompanying consolidated balance sheet of King Thomason, Inc., a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended were audited by another auditor whose report dated October 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KingThomason, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Kabani  &  Company,  Inc.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  29,  2001

                      KING THOMASON, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31 2001

                                     ASSETS
                                     ------

CURRENT  ASSETS:
     Cash & cash equivalents                                       $     45,602
     Commission receivable                                               38,769
                                                                   ------------
          Total current assets                                           84,371

PROPERTY AND EQUIPMENT, net                                              35,495

OTHER  ASSETS:
     Deposits                                                             7,677
                                                                   ------------

                                                                   $    127,543
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
     Accrued expenses                                              $     54,143
     Loan from officer                                                    9,590
     Note payable, related parties-current                               88,000
     Note payable, Others                                                18,060
                                                                   ------------
          Total current liabilities                                     169,793

Note Payable, Others - Long term                                         36,120

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Preferred  stock,  $0.001 par value;
       10,000,000  shares  authorized;  none  issued                          -
     Common  stock,  $0.001  par  value;
       40,000,000 shares authorized; 15,000,000 shares
       issued and outstanding at December 31, 2001                       15,000
     Additional paid in capital                                         410,417
     Accumulated deficit                                               (410,787)
     Less: Subscription receivable                                      (93,000)
                                                                   ------------
          Total stockholders' deficit                                   (78,370)
                                                                   ------------

                                                                   $    127,543
                                                                   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2001 & 2000

                                                         2001           2000
                                                     ------------   -----------
Revenues
  Securities commission                              $     85,715   $   292,667
  Insurance commission                                     41,158       231,516
  Consulting  &  Other  commission                         62,042             -
                                                     ------------   -----------
        Net revenues                                      188,915       524,183

Total operating expenses                                  594,090       517,612
                                                     ------------   -----------

Income (loss) from Operations                            (405,175)        6,571

Non-Operating  Income  (expense):
  Interest income                                           3,391         3,843
  Interest expense                                        (13,566)      (14,071)
  Miscellaneous                                            36,324        22,702
                                                     ------------   -----------
Income  (loss)  before  income  taxes                    (379,026)       19,045

Provision for income taxes                                  2,400         1,600
                                                     ------------   -----------
Net income (loss)                                    $   (381,426)  $    17,445
                                                     ============   ===========

Basic  &  diluted  weighted  average  number  of
  common stock outstanding                             15,000,000    13,278,695
                                                     ============   ===========

Basic  &  diluted  net  income  (loss)  per  share   $     (0.025)  $     0.001
                                                     ============   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 2001 & 2000

                                 Common  stock                                                    Total
                                Number of             Additional    Subscription  Accumulated  stockholders'
                                  shares    Amount  paid in capital  receivable     deficit   equity (deficit)
                               ----------  -------- --------------- ------------  ----------- ----------------
Balance as on January 1, 2000      47,000  $ 47,000    $      -       $      -     $(46,806)      $    194

Recapitalization upon merger
  on December 31, 2000         13,181,500   (33,772)    101,294              -            -         67,522

Issuance of shares under
  Reg. D filings                   84,000       84      209,916        (58,000)           -        152,000

Net Income for the year                 -        -            -              -       17,445         17,445
                               ----------  -------    ---------       --------     --------       --------

Balance, December 31, 2000     13,312,500   13,312      311,210        (58,000)     (29,361)       237,161

Recapitalization upon merger
  on December 7, 2001           1,687,500    1,688       (1,688)             -            -              -

Cancellation of shares            (75,000)     (75)     (24,030)        25,000            -            895

Issuance of shares under
  Reg. D filings                   75,000       75      124,925       (125,000)           -              -

Receipt  of  cash                       -        -            -         65,000            -         65,000

Net  loss  for  the  year               -        -            -              -     (381,426)      (381,426)

Balance as of
  December 31, 2001            15,000,000  $15,000     $410,417      $ (93,000)   $(410,787)     $ (78,370)
                               ==========  =======     ========      =========    =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2001 & 2000

                                                           2001         2000
                                                        ---------    ---------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net  income  (loss)                                $(381,426)   $  17,445
     Adjustments to reconcile net income (loss)
     to net cash used in operating activities:
       Depreciation  and  amortization                      9,173       10,766
       (Increase)/decrease in current assets:
         Commission  receivable                           152,761     (179,561)
         Prepaid  expenses                                      -        9,177
         Deposits                                          15,355            -
       Increase in current liabilities:
         Accrued  expenses                                 17,855       28,271
                                                        ---------    ---------
       Net cash used in operating activities             (186,282)    (113,902)
                                                        ---------    ---------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
       Acquisition  of  property  &  equipment                  -       (5,460)
       Cash  acquired  in  acquisition                        895            -
                                                        ---------    ---------
       Net cash provided by (used in) investing
         activities                                           895       (5,460)
                                                        ---------    ---------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
       Payment  of  Loans                                 (18,060)     (13,110)
       Proceeds from issuance of common stock                   -      219,522
       Cash received against subscription receivable       65,000            -
                                                        ---------    ---------
       Net cash provided by financing activities           46,940      206,412
                                                        ---------    ---------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS       (138,447)      87,050

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                184,049       96,999
                                                        ---------    ---------

CASH & CASH EQUIVALENTS, ENDING BALANCE                 $  45,602    $ 184,049
                                                        =========    =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries. KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. (KT) was incorporated in the state of Nevada on July 21, 2000. KT's activities from inception until December 31, 2001 consisted primarily of reviewing possible business opportunities and developing the business model. KT had revenue through its subsidiaries for the years ended December 31, 2001 and 2000.

Pursuant to reorganization agreement dated December 31, 2000, KT acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)     King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, assets management services and the sale of stocks, bonds and mutual funds.

(3)     King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began the operations in the year 2001 dba Premier Dental.

(4)     King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL  was  incorporated  in the state of California on August 17, 2000 to market
and  sell  physical  damage  and   liability  insurance  program  for  limousine
companies.  The  Company  did  not  have  any  activity  since  its  inception.

(5)     King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(6)     King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)     King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)     King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)     King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10)     King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements for the year ended December 31, 2001, include the accounts of KTGI, KT and KT's 100% wholly owned subsidiaries, KTI, KTFS & KTIM. There was no activity for the year ended
December 31, 2001 for KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation. The financial statements for the year ended December 31, 2000, included the accounts of KT and KT's 100% wholly owned subsidiaries, KTI & KTFS.

For accounting purposes, the transaction between KTGI and KT has been treated as a recapitalization of KTGI, with KT as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of KTGI have been included with those of KT from the acquisition date (December 7, 2001).

For accounting purposes, the transaction between KT and its subsidiaries on December 31, 2000, has been treated as a recapitalization of KT, with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc. have been included with those of KTI & KTFS from the acquisition date (December 31, 2000).

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 2001 and 2000, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Revenue  Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. On December 31, 2001, the Company has an allowance for estimated cancellations of insurance, based upon prior history of such insurance policies, amounting to $2,000. Any other adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products.

During the years ended December 31, 2001 and 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Concentration  of  credit  risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Research  and  Development

Research  and  development  costs  are  expensed  as  incurred.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Recent  Pronouncements:

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

Management does not expect these pronouncements will materially impact the Company's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS 144 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Management is in the process of evaluating the requirements of EITF 00-27, but does not expect this pronouncement will materially impact the Company's financial position or results of operations.

3.     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consisted  of  following  on  December  31,  2001:

          Furniture,  fixture  and  Equipment          $    61,007
          Less:  Accumulated  depreciation                  25,512
                                                       -----------

                                                       $    35,495
                                                       ===========

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.     LOAN  FROM  OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year. The interest expense accrued on this loan was $575 each for year ended December 31, 2000 and 2001.

5.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as of December 31, 2001. The notes are due on demand, unsecured and bear an interest rate of 10% per year. The interest expense accrued on this loan was $8,800 each for year ended December 31, 2000 and 2001.

6.     NOTE  PAYABLE  -  OTHERS

The Company has a note payable to a vendor amounting to $54,180 as of December 31, 2001. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be adjusted against the rebates the Company will receive from the vendor, subject to the Company meeting certain production requirements. The note will be adjusted at 20% of the original balance per year against the rebates earned. Following is the maturity schedule of the note:

                 Year  ended  December  31                   Amount
                 -------------------------                   ------
                          2002                               18,060
                          2003                               18,060
                          2004                               18,060
                                                            -------
                          Total                             $54,180
                                                            =======

7.     INCOME  TAXES

The subsidiaries of the KT had elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation were taxed on their proportionate share of the Company's taxable income. However, effective December 31, 2000, the subsidiaries were acquired by KT, which is a "C corporation". Under the rules, S-corporation could not be owned 100% by a "C corporation", therefore the subsidiaries lost their statues as "S Corporation" subsequent to December 31, 2000 and are now "C Corporation".

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through December 31, 2001, the Company incurred net operating losses for tax purposes of approximately $381,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2016 for federal and 2006 for State income tax purpose.

The gross deferred tax asset balance due to loss carryforwards as of December 31, 2001 was approximately $152,000. A 100% valuation allowance has been

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


established against the deferred tax assets, as the utilization of the loss carryforwards cannot reasonably be assured. There was no significant difference between reportable income tax and statutory income tax.

For information purposes, the statements of operations for the year would include the following pro forma adjustment for income taxes which would have been recorded if the Company had been a "C" corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

Unaudited  Profroma  Information:                      2001             2000
                                                       ----             ----
Income  before  income  taxes                             -         $    19,045

Income taxes assuming subchapter "S" corporation
  election had not been made for the year ended
  December 31, 2000.                                      -              (7,618)

Net  Income                                               -              11,427

Basic and diluted weighted average number
  of  common  stock outstanding                           -          13,278,695

Proforma basic and diluted net income per share           -               0.001

Since the Company was a "C" corporation during the year ended December 31, 2001, proforma information has been presented for only the year ended December 31, 2000.

8.     STOCKHOLDERS'  EQUITY

On April 6, 2001, the Company issued 75,000 common shares for a promissory note of $125,000, of which $65,000 was paid during the year. The remaining balance of $60,000 was recorded as a subscription receivable.

9.          ACQUISITION

KTGI agreed on January 15, 2001, to merge with KT. KTGI is the surviving corporation (Survivor), but former shareholders of KT will elect all directors and officers of the Survivor. All currently outstanding stock of KT in the hands of its stockholders were cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger became effective. Former officers, directors and shareholders of SuperCorp. (Parent company of KTGI) received 1,687,500 shares. After the merger, the former shareholders of KT own 88.75% of the total voting shares of the Company. The merger of KTGI and KT qualifies as a nontaxable reorganization under the tax laws of the United States. For accounting purposes, the transaction has been treated as a recapitalization of KTGI, with KT as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of KTGI have been included with those of KT from the acquisition date (December 7, 2001).

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Effective  December  31,  2000,  KT  acquired  all  of  the outstanding stock of following  companies  which  became  a  wholly  owned  subsidiaries  of  KT:
..
King  Thomason,  Inc.

King  Thomason  Financial  Services,  Inc.

King  Thomason  Insurance  Marketing,  Inc.

King  Thomason  National  Limousine  Program,  Inc.

King  Thomason  Credit  Card  Services,  Inc.

King  Thomason  Franchising,  Inc.

King  Thomason  Insurance  Company,  Inc.  (KTIC):

King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

King  Thomason  Asset  Management,  Inc.  (KTAM):

King  Thomason  Investment  Card,  Inc.  (KTICI):

The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. KT issued a total of 13,228,500 shares for acquisition of these companies. For accounting purposes, the transaction has been treated as a recapitalization of KT, with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of KT have been included with those of KTI & KTFS from the acquisition date (December 31, 2000).

10.     MAJOR  CUSTOMERS

During the year ended December 31, 2001, a majority of the Company's insurance commission income was earned from one major service provider, which accounted for approximately 85% of total insurance commission income. There was no commission receivable from that service provider as of December 31, 2001. All of the Company's securities commission income was earned from one major service provider during the year ended December 31, 2001 which accounted for 100% of the total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

11.     SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company paid $800 for income tax in the year ended December 31, 2001. The Company paid $0 for interest during the year ended December 31, 2001. The
Company  paid  $1,600  for  income  tax in the year ended December 31, 2000. The
Company  paid  $0  for  interest  during  the  year  ended  December  31,  2000.

12.     COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2001 are as follows:

              Year  ended  December  31,                         Amount
              --------------------------                         ------
                      2002                                        92,127
                      2003                                        92,127
                      2004                                        61,418
                                                                --------
                      Total                                     $245,672
                                                                ========

13.     GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $410,787. The Company's total liabilities exceed its total assets by $78,370. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                                  (Unaudited)


                                     ASSETS
                                     ------

CURRENT  ASSETS:
     Cash  &  cash  equivalents                                     $    14,618
     Commission receivable, net of allowance of
       insurance policy  cancellations  of  $2,000                       39,336
                                                                    -----------
            Total  current  assets                                       53,954

PROPERTY  AND  EQUIPMENT,  net                                           30,571

OTHER  ASSETS:
     Deposits                                                             7,677
                                                                    -----------

                                                                    $    92,202
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                    ----------------------------------------

CURRENT  LIABILITIES:
     Accrued  expenses                                              $    90,766
     Loan  from  officer                                                  9,590
     Note  payable,  related  parties-current                            88,000
     Note  payable,  Others                                              31,516
                                                                    -----------
            Total  current  liabilities                                 219,872

Note  Payable,  Others  -  Long  term                                    36,120

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Preferred  stock,  $0.001par  value;
       10,000,000  shares  authorized;  none  issued                          -
     Common  stock,  $0.001  par  value;
       40,000,000  shares  authorized;  15,000,000 shares
       issued  and  outstanding                                          15,000
     Additional  paid  in  capital                                      410,417
     Less:  Subscription  receivable                                    (93,000)
     Shares  to  be  issued                                              68,900
     Accumulated  deficit                                              (565,107)
                                                                    -----------
            Total  stockholders'  deficit                              (163,790)
                                                                    -----------

                                                                    $    92,202
                                                                    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                          For the three month period   For the six month period
                                ended June 30,             ended June 30,
                              2002         2001          2002          2001
                           -----------  ------------   -----------  -----------
Revenues
  Securities commission    $       251  $     58,520   $     2,610  $    65,284
  Insurance commission          12,069        13,328        14,873       48,686
                           -----------  ------------   -----------  -----------
      Net revenues              12,320        71,848        17,483      113,970

Total operating expenses        99,142       168,094       161,542      388,709
                           -----------  ------------   -----------  -----------

Loss  from  operations         (86,822)      (96,246)     (144,059)    (274,739)

Non-operating income
  (expense):
    Interest  income                26           851            86        3,022
    Interest expense            (3,130)       (6,459)       (6,260)      (6,459)
                           -----------  ------------   -----------  -----------
      Total non-operating
      income (expense):         (3,104)       (5,608)       (6,174)      (3,437)
                           -----------  ------------   -----------  -----------

Loss before income taxes       (89,926)     (101,854)     (150,233)    (278,176)

Provision for income taxes         887         3,200         4,087        3,200
                           -----------  ------------   -----------  -----------

Net loss                   $   (90,813) $   (105,054)  $  (154,320) $  (281,376)
                           ===========  ============   ===========  ===========

Basic & diluted weighted
  average  number  of
  common stock outstanding  15,000,000    13,312,500    15,000,000   13,312,500
                           ===========  ============   ===========  ============

Basic & diluted net
  loss per share           $    (0.006) $     (0.008)  $    (0.010) $    (0.021)
                           ===========  ============   ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2002 & 2001
                                  (Unaudited)

                                                             2002        2001
                                                          ----------  ----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Net  loss                                               $(154,320)  $(281,376)
  Adjustments to reconcile net loss to net cash used
    in operating  activities:
    Depreciation  and  amortization                           4,924       9,794
    (Increase)/decrease  in  current  assets:
      Commission receivable, net of allowance of
        insurance policy                                       (567)    130,950
      Deposit                                                     -      (2,000)
    Increase/(decrease)  in  current  liabilities:
      Accrued  expenses                                      36,623      10,832
                                                          ---------   ---------
Net  cash  used  in  operating  activities                 (113,340)   (131,800)
                                                          ---------   ---------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
  Acquisition  of  property  &  equipment                         -      (1,181)
                                                          ---------   ---------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
   Net  proceeds  from  Loans                                13,456      (4,054)
   Receipt of cash against subscription receivable                -      25,000
   Receipt of cash for shares to be issued                   68,900           -
                                                          ---------   ---------

Net  cash  provided  by  financing  activities               82,356      20,946
                                                          ---------   ---------

NET  DECREASE  IN  CASH  &  CASH  EQUIVALENTS               (30,984)   (112,035)


CASH  &  CASH  EQUIVALENTS,  BEGINNING  BALANCE              45,602     184,049
                                                          ---------   ---------

CASH  &  CASH  EQUIVALENTS,  ENDING  BALANCE              $  14,618   $  72,014
                                                          =========   =========




  The accompanying notes are an integral part of these consolidated financial statements.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

The KingThomason Group, Inc. (KTGI) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KT), a Nevada corporation and subsidiaries. KTGI had no business operation through December 31, 2001 and was a development-stage company through December 7, 2001, organized for the merger. KTGI effected a merger on December 7, 2001 with KingThomason, Inc. pursuant to approving votes of the shareholders of both corporations.

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model.

Pursuant  to  reorganization  agreement  dated  December  31,  2000, the Company
acquired  one  hundred   percent  (100%)  of  the  common  shares  of  following
subsidiaries:

(1)     King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)     King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)     King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL  was  incorporated  in the state of California on August 17, 2000 to market
and  sell  physical  damage  and   liability  insurance  program  for  limousine
companies.  The  Company  did  not  have  any  activity  since  its  inception.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


(5)     King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

(6)     King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)     King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)     King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)     King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10)     King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements for the period ended June 30, 2002, include the accounts of KTGI and it's 100% wholly owned subsidiaries, KTI, KTFS & KTIM. There was no activity for the period ended June 30, 2002 for KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

For accounting purposes, the transaction between KTGI and KT has been treated as a recapitalization of KTGI, with KT as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests with KTGI as the surviving entity.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


For accounting purposes, the transaction between KT and its subsidiaries on December 31, 2000, has been treated as a recapitalization of KT, with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

Basis  of  Preparation

The accompanying Interim Condensed Financial Statements are prepared in accordance with rules set forth in Retaliation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be read in conjunction with the audited financial statements for the year ended December 31, 2001. In the opinion of management, all adjustments consisting of normal reoccurring accruals have been made to the financial statements. The results of operation for the six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2002.

2.     RECENT  PRONOUNCEMENTS

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


The adoption of above pronouncements, did not materially impact the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on our earnings or financial position.

In June 2002, the FASB issued SFAS No. 146 " Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. This statement will not have a material impact on the Company's financial statements.

3.     STOCKHOLDERS'  EQUITY

The Company received $68,900 for 68,900 shares of common stock to be issued, during the period ended June 30, 2002. No shares were issued during the period ended June 30, 2002.

4.     COMMITMENTS

The company leases its office facility under a five-year lease that commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for twelve-month periods ended, subsequent to June 30, 2002 are as follows:

                     Year                            Amount
                     ----                          ----------
                     2003                              92,127
                     2004                              92,127
                     2005                              38,387
                                                   ----------
                     Total                         $  222,641
                                                   ==========

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


5.     MERGER

KTGI agreed on January 15, 2001, to merge with KT. KTGI is the surviving corporation (Survivor), but former shareholders of KT will elect all directors and officers of the Survivor. All outstanding stock of KT in the hands of its stockholders were cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger became effective. Former officers, directors and shareholders of SuperCorp. (Parent company of KTGI) received 1,687,500 shares. After the merger, the former shareholders of KT own 88.75% of the total voting shares of the Company. The merger of KTGI and KT qualifies as a nontaxable reorganization under the tax laws of the United States. For accounting purposes, the transaction has been treated as a recapitalization of KTGI, with KT as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

6.     EARNING  PER  SHARE

Earnings per share for the six month periods ended June 30, 2002 and 2001 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Stocks to be issued are regarded as common stock equivalents and are considered in diluted earnings per share calculations.

7.     SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,011 for income tax and $562 interest during the period ended June 30, 2002 and $0 for income tax and interest in 2001.

8.     GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $565,107. The Company's total liabilities exceed its total assets by $163,790. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing

                    KINGTHOMASON GROUP, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. In this regard, the Company received $68,900 for 68,900 shares of common stock to be issued, during the period ended June 30, 2002.

9.     RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the six-month period ended June 30, 2002 presentation.

                                    PART II

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The general corporation law of Nevada and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The estimated expenses of this offering, other than brokers' commissions, are as follows:

                                                   Estimated
              Item                                  Amount
              ----                                 ---------
     Registration  fees                            $      26
     Transfer  agent's  fees                           2,130
     Printing                                          1,000
     Legal                                             4,000
     Accounting                                        2,000
     EDGAR  provider  fees                             1,000
                                                   ---------
                                                   $  10,156

     The Registrant will advance all the above expenses and send invoices to each selling security holder for his or its proportionate part of the expenses.

Item  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.

     All sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

                                                                   Type of
  Date       Person             No. of Shares           Price     Consideration
-------------------------------------------------------------------------------
11-08-00  SuperCorp Inc.          1,312,500          $ 1,312.50       Cash
11-08-00  T.E. King II              375,000          $   375          Cash
02-20-02  Professional                7,500          $ 7,500          Cash
            Sports
            Investments, Inc.
03-28-02  Jeff Thomason              20,000          $20,000          Cash
03-07-02  Thomas Clock                5,000          $ 5,000          Cash
03-03-02  Jerry Audiat                3,000          $ 3,000          Cash
03-08-02  Karyn Thomason                400          $   400          Cash

03-08-02  Suzanne Cohan               1,000          $ 1,000          Cash
03-08-02  Jay Farrell                 5,000          $ 5,000          Cash
03-08-02  Scott Sullivan              2,000          $ 2,000          Cash
04-25-02  Hall Weldon                55,000          $55,000          Cash
09-06-02  TheStockbroker.com         21,000          $ 5,250     Financial
                                                                 public
                                                                 relations
                                                                 services


ITEM  27.     EXHIBITS

     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item
     -------                              ----

      3        -    Articles  of Incorporation of The KingThomason Group,  Inc.*

      3.2      -    Bylaws  of  The  KingThomason  Group,  Inc.*

      5        -    Opinion of Thomas J. Kenan, Esquire, on the legality of  the securities  being  registered.

     10.1      -    Royalty   Agreement   for   Association   Program    between
                    KingThomason   Financial   Services,  Inc.,   a   California
                    corporation,   and   California  Restaurant  Association,  a
                    California  not-for-profit  corporation.*

     10.2      -    Payor Agreement  between  KingThomason,  Inc.,  a California corporation, and California Foundation  for  Medical  Care.*

     10.3      -    Executive  General  Agent   Agreement  between  KingThomason
                    Insurance Company, Inc. and Jefferson Pilot  Life  Insurance
                    Company.*

     10.4      -    Payor  Agreement  between  KingThomason, Inc. (National Limo
                    Group)  and  California  Foundation  for  Medical  Care.*

     10.5      -    2001  Stock   Option  Plan  adopted    by The   KingThomason
                    Group,  Inc.***

     10.6      -    Strategic  Marketing  Agreement  of   April  1,  2002  Among
                    KingThomason  Credit  Cards  Services,  Inc.;  International
                    Medical  Management,  Inc.;   and  The  IPA  Association  of
                    America.++

     10.7      -    Agreement of April 1, 2002 between KingThomason Credit  Card
                    Services,  Inc.  and   Cal-Centurion   Management  Insurance
                    Services, Inc.,  the  agent  for Los Angeles Foundation  for
                    Medical  Care.++

     16.1      -    Letter  of  October  9,  2001  of  Coates  Accountancy Corp.
                    agreeing  with   the   statements   made  in a  Form S-4  by
                    KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

     16.2      -    Letter  of April 16, 2002 of Hogan & Slovacek. agreeing with
                    the  statements  made   by   The  KingThomason  Group,  Inc.
                    concerning    its    change    of    principal   independent
                    accountants.****

     21        -    List  of  subsidiaries  of  the  Registrant**

     23        -    Consent  of  Kabani & Company, Inc., independent auditors of
                    The KingThomason Group, Inc.  and  subsidiaries.

     23.1      -    Consent  of  Thomas J. Kenan, Esquire,  to  the reference to him  as an  attorney who has passed upon certain information
                    contained   in  the  Registrant's  Form  SB-2   Registration
                    Statement.

     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     **    Previously  filed with  Amendment No. 1 to Form SB-2, Commission File
           #333-60880,   EDGAR  Accession  #0001060830-01-500073  on  August  6,
           2001; incorporated  herein.

     *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125 on
           October 11, 2001;  incorporated  herein.

    *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

   **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

   ++      Previously  filed with Form SB-2,  Commission File # 333-90820, EDGAR
           Accession  #0001060830-02-000099   on   June 20, 2002;   incorporated
           herein.


ITEM  28.     UNDERTAKINGS

     The  KingThomason  Group,  Inc.  will:


     For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San
Ramon,  state  of  California,  on  September 12,  2002.

                                   THE  KINGTHOMASON  GROUP,  INC.


                                   By:/s/  Thomas  E.  King  III
                                      ------------------------------------------
                                      T.  E.  King,  III,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date:  September 12,  2002         /s/Thomas  E.  King  III
                                   ---------------------------------------------
                                   T. E. King, III,  President, Chief  Financial
                                   Officer  and  Director


Date:  September 12,  2002         /s/  Hume  A.  Tom  Thomason
                                   ---------------------------------------------
                                   Hume A. Tom Thomason, Secretary, and Director

PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.

                          The KingThomason Group, Inc.
                              Commission File No.

                                  EXHIBIT INDEX
                                    FORM SB-2

     The  following  exhibits  are  filed as part of this Form SB-2 Registration
Statement:

     Exhibit                              Item

        3            -     Articles  of Incorporation of The KingThomason Group,
                           Inc.*

        3.2          -     Bylaws  of  The  KingThomason  Group,  Inc.*

        5            -     Opinion  of Thomas J. Kenan, Esquire, on the legality
                           of the  securities  being  registered.

       10.1          -     Royalty  Agreement  for  Association Program  between
                           KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.*

       10.2          -     Payor   Agreement  between   KingThomason,  Inc.,   a
                           California corporation, and California Foundation for Medical Care.*

       10.3          -     Executive    General   Agent     Agreement    between
                           KingThomason Insurance Company,  Inc.  and  Jefferson
                           Pilot  Life  Insurance  Company.*

       10.4          -     Payor  Agreement between KingThomason, Inc. (National
                           Limo Group) and  California  Foundation  for  Medical
                           Care.*

       10.5          -     2001 Stock Option  Plan  adopted  by The KingThomason
                           Group,  Inc.***

       10.6          -     Strategic  Marketing   Agreement  of  April  1,  2002
                           Among   KingThomason  Credit  Cards  Services,  Inc.;
                           International Medical Management, Inc.; and  The  IPA
                           Association  of  America.++

       10.7          -     Agreement  of  April 1, 2002   between   KingThomason
                           Credit  Card   Services,  Inc.    and   Cal-Centurion
                           Management Insurance Services, Inc.,  the  agent  for
                           Los  Angeles  Foundation  for  Medical  Care.++

       16.1          -     Letter of October 9, 2001 of Coates Accountancy Corp.
                           agreeing with the statements made in a Form S-4 by KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.*+

       16.2          -     Letter  of  April 16, 2002   of   Hogan  &  Slovacek.
                           agreeing with the statements made by The KingThomason
                           Group,  Inc.   concerning  its   change of  principal
                           independent  accountants.****

       21            -     List  of  subsidiaries  of  the  Registrant**

       23            -     Consent  of  Kabani  &  Company,  Inc.,   independent
                           auditors   of   The  KingThomason  Group,  Inc.   and
                           subsidiaries.

       23.1          -     Consent of Thomas J. Kenan, Esquire, to the reference
                           to him as an attorney who has passed upon certain information contained in the Registrant's Form SB-2
                           Registration Statement.

       * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
             on May 22, 2001;  incorporated  herein.

      ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-60880, EDGAR Accession #0001060830-01-500073 on August 6,
             2001; incorporated  herein.

      *+ Previously filed with Amendment No. 4 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500125
             on October 11, 2001;  incorporated  herein.

     *** Previously filed with Form 10-QSB for the quarterly period ended September 30, 2001, Commission File #333-60880, EDGAR Accession #0001060830-01-500136 on November 13, 2001; incorporated herein.

    **** Previously filed with Form 10-KSB for the fiscal year ended December 31, 2001, Commission File # 333-60880: incorporated herein

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com










                        CONSENT OF INDEPENDENT A UDITORS

     We consent to the use of our reports dated January 29, 2002 and March 29, 2001, with respect to the financial statements of The KingThomason Group, Inc., and subsidiaries, included in a Form SB-2 Registration Statement of The KingThomason Group, Inc.



                              /s/  Kabani  &  Company,  Inc.

                              Kabani  &  Company,  Inc.


Fountain  Valley,  California
September  19,  2002











                                                                      Exhibit 23
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
  ---------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                September 12, 2002



T.E.  King  III,  President
The  KingThomason  Group,  Inc.
3180  Crow  Canyon  Place,  #205
San  Ramon,  CA   94583

                                    Re:     The  KingThomason  Group,  Inc.

Dear  Mr.  King:

     The undersigned is named in the Form SB-2 Registration Statement of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with a secondary offering of 21,000 shares of common stock being offered by one selling security holder. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                                         Sincerely,


                                         /s/  Thomas  J.  Kenan

                                         Thomas  J.  Kenan







                                                                    Exhibit 23.1
                                                                Page 1 of 1 Page